Exhibit 10.41

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

TRADEMARK SECURITY AGREEMENT

THIS TRADEMARK SECURITY AGREEMENT, dated as of February 26, 2019, is made by each of the entities listed on the signature pages hereof (each a “Grantor” and, collectively, the “Grantors”), in favor of POST ROAD ADMINISTRATIVE LLC, a Delaware limited liability company (“Post Road”), as collateral agent (in such capacity, together with its successors and assigns in such capacity, the “Collateral Agent”) for the Lenders and the other Secured Parties.

WITNESSETH:

WHEREAS, PARETEUM CORPORATION, a Delaware corporation (the “Borrower”), any Subsidiaries of Borrower that are Guarantors or become Guarantors pursuant to Section 8.10 or Section 8.17 of the Credit Agreement (collectively, the “Guarantors”, and, together with Borrower, the “Credit Parties”), the Lenders from time to time party thereto (the “Lenders”), Post Road, as administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, the “Administrative Agent”) and the Collateral Agent for the Lenders, have entered into a Credit Agreement, dated as of February 26, 2019 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, all of the Grantors are party to a Security Agreement of even date herewith in favor of the Collateral Agent (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), pursuant to which the Grantors are required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the promises and to induce the Lenders and the Collateral Agent to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Collateral Agent as follows:

Section 1. Defined Terms. Capitalized terms used herein without definition are used as defined in the Security Agreement.

Section 2. Grant of Security Interest in Trademark Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations of such Grantor, hereby mortgages and pledges to the Collateral Agent for the benefit of the Secured Parties, and grants to the Collateral Agent for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the following Collateral of such Grantor (the “Trademark Collateral”):

(a)       all of its Trademarks and all Trademark Licenses providing for the grant by or to such Grantor of any right under any Trademark, including those referred to on Schedule 1 hereto;

(b)       all renewals and extensions of the foregoing;

(c)       all goodwill of the business connected with the use of, and symbolized by, each such Trademark; and

(d)       all income, royalties, proceeds and Liabilities at any time due or payable or asserted under and with respect to any of the foregoing, including all rights to sue and recover at law or in equity for any past, present and future infringement, misappropriation, dilution, violation or other impairment thereof. Notwithstanding the foregoing, there shall be no security interest or Lien on any Trademark application that is filed on an “intent-to-use” basis (until such time as a statement of use is filed with respect to such application and duly accepted by the United States Patent and Trademark Office).

[***] = Certain confidential information contained in this document, marked by brackets, is filed with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Section 3. Security Agreement. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and each Grantor hereby acknowledges and agrees that the rights and remedies of the Collateral Agent with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement conflicts with any provision of the Security Agreement, the Security Agreement shall govern.

Section 4. Grantor Remains Liable. Each Grantor hereby agrees that, anything herein to the contrary notwithstanding, such Grantor shall assume full and complete responsibility for the prosecution, defense, enforcement or any other necessary or desirable actions in connection with such Grantor’s Trademarks subject to a security interest hereunder.

Section 5. Counterparts. This Trademark Security Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart.

Section 6. Governing Law. THIS TRADEMARK SECURITY AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REFERENCE TO CONFLICTS OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW). In addition, the provisions of Section 8.6, 8.7, 8.8 and 8.12 of the Security Agreement are incorporated herein by reference, mutatis mutandis.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each Grantor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

GRANTORS:

PARETEUM CORPORATION

By:	/s/ Robert H. Turner
Name:	Robert H. Turner
Tile:	Executive Chairman & Principal Executive Officer

iPASS IP LLC

By:	/s/ Denis McCarthy
Name:	Denis McCarthy
Tile:	Director/CEO

[Trademark Security Agreement – Signature Page]

SCHEDULE I

TO

TRADEMARK SECURITY AGREEMENT

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